Exhibit 1.1

$300,000,000

Bonanza Creek Energy, Inc.

5.75% Senior Notes due 2023

UNDERWRITING AGREEMENT

Dated:  July 15, 2014

i

EXHIBITS

Exhibit A	Underwriters
Exhibit B	Guarantors
Exhibit C	Subsidiaries of the Company
Exhibit D	Form of Pricing Term Sheet
Exhibit E	Issuer General Use Free Writing Prospectuses
Exhibit F-1	Form of Opinion of Company Counsel
Exhibit F-2	Form of General Counsel Opinion

ii

$300,000,000

Bonanza Creek Energy, Inc.

5.75% Senior Notes due 2023

UNDERWRITING AGREEMENT

July 15, 2014

RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street, 9th Floor
New York, New York 10281-8098

As Representative of the several Underwriters

Capital One Securities, Inc.

201 St. Charles Ave.

Suite 1830

New Orleans, Louisiana 70170

As Qualified Independent Underwriter

Ladies and Gentlemen:

Bonanza Creek Energy, Inc., a Delaware corporation (the “Company”), confirms its agreement with RBC Capital Markets, LLC (“RBC”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom RBC is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Exhibit A hereto of $300,000,000 aggregate principal amount of the Company’s 5.75% Senior Notes due 2023 (the “Securities”) (the “Offering”).  The Securities will be issued pursuant to the supplemental indenture (the “Supplemental Indenture”) to the indenture (together with the Supplemental Indenture, the “Indenture”) each to be dated as of the Closing Date (as defined herein) among the Company, the Guarantors referred to below, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), establishing the forms and terms of the Securities.  The Company’s obligations under the Securities, including the due and punctual payment of interest on the Securities, will be irrevocably and unconditionally guaranteed on an unsecured basis (the “Guarantees”) by the guarantors named on Exhibit B hereto (together, the “Guarantors”).  As used herein, the term “Securities” shall include the Guarantees, unless the context otherwise requires. Certain terms used in this Agreement are defined in Section 15 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you a preliminary prospectus supplement dated July 15, 2014 relating to the Securities and a related prospectus dated July 15, 2014 (the “Base Prospectus”).  Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.”  Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated July 15, 2014 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein.  The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

SECTION 1.  Representations and Warranties.

(a)                                 Representations and Warranties by the Company and the Guarantors.  The Company and each Guarantor, jointly and severally, represents and warrants to each Underwriter as of the Applicable Time and as of the Closing Date referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(1)                                 Status as a Well-Known Seasoned Issuer.  (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.”  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of an automatic shelf registration statement.  Any written communication that was an offer relating to the Securities made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(2)                                 Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement.  The Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose (including any proceeding under Section 8A of the 1933 Act) have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Registration Statement was initially filed with the Commission on July 15, 2014.

(3)                                 Registration Statement, Prospectus and Disclosure at Time of Sale.  At the respective times that the Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission (if applicable), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date, the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase any Securities from the Underwriters, neither (x) the Pricing Term Sheet (as defined in Section 3(m) below), any other Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, and the Pre-Pricing Prospectus as of the Applicable Time, considered together as a whole (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, filed pursuant to Rule 424 under the 1933 Act, or delivered to the

Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(3) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Registration Statement or any amendment thereto were filed, as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any amendments thereto and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.  For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(4)                                 Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, when read together with the other information in the General Disclosure Package and the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(5)                                 Independent Accountants.  The accountants who certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the PCAOB.

(6)                                 Financial Statements.  The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations, or the 1934 Act and the 1934 Act Regulations, as applicable.  The information in the General Disclosure Package and the Prospectus under the captions “Summary Historical Financial Data” presents fairly the information shown therein and has been prepared on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s ratios of earnings to fixed charges (actual and pro forma) included in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 503(d) of Regulation S-K of the Commission.  All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

(7)                                 Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(8)                                 Full Power.  The Company and each Guarantor has full right, power and authority to execute, deliver and perform its obligations under the Transaction Documents.

(9)                                 The Indenture.  The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor.  The Indenture constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity; and the Indenture has been duly qualified under the 1939 Act and the Trustee has filed a Form T-1 as an exhibit to the Registration Statement.

(10)                          The Securities.  The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and will be in the form contemplated by, and entitled to the benefits of, the Indenture

(11)                          The Guarantees. The Guarantees have been duly authorized. When the Securities are delivered against payment therefor as provided in this Agreement, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against each Guarantor in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(12)                          Description of the Securities and the Indenture.  The Securities, the Guarantees and the Indenture conform and will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and are and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(13)                          Solvency.  On the Closing Date, after giving pro forma effect to the Offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus, the Company and each Guarantor (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the General Disclosure Package and the Prospectus, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and has no current plans to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in applicable laws.

(14)                          Margin Requirements.  None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities), will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(15)                          Good Standing of the Company.  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, operations, prospects or properties of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(16)                          Guarantors.  Each Guarantor has been duly organized, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued ownership interests of each Guarantor have been duly and validly authorized and issued in accordance with the limited liability company agreement applicable to each such Guarantor, are fully paid (to the extent required by such limited liability company agreements), are non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act), are owned directly or indirectly by the Company and are free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims granted under the Existing Credit Agreement.

(17)                          Absence of Defaults and Conflicts Resulting from Transaction.  The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their obligations under, the Transaction Documents will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company or the certificate of formation or limited liability company agreement of any Guarantor, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any contravention described in clauses (i) and (iii) that would not, individually or in the aggregate, have a Material Adverse Effect.  No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Guarantors of their obligations under the Transaction Documents, except (i) any necessary qualification under securities or Blue Sky laws of the various states in connection with the offer and sale of the

Securities and (ii) where the failure to obtain such consent, approval, authorization, order or qualification would not, individually or in the aggregate, have a Material Adverse Effect or materially adversely affect the consummation of the Offering.

(18)                          No Material Adverse Change in Business.  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or properties of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Prospectus; including, except as described in the General Disclosure Package or the Prospectus, any loss or interference with its business from fire, explosion, flood, or any other calamity or from any labor dispute or government action, order, decree, or agency decision.

(19)                          Litigation.  There are no legal or governmental proceedings pending (including any proceeding under Section 8A of the 1933 Act) or, to the knowledge of the Company or any Guarantor, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than (A) proceedings accurately described in the General Disclosure Package and the Prospectus, (B) proceedings that would not have a Material Adverse Effect, or (C) proceedings that would not materially and adversely affect the power or ability of the Company or the Guarantors to perform their obligations under the Transaction Documents or to consummate the transactions contemplated by the General Disclosure Package and the Prospectus or (ii) that are required to be described in the Exchange Act Reports and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Exchange Act Reports or to be filed as exhibits to the Exchange Act Reports that are not described or filed as required.

(20)                          Investment Company Status.  The Company and each Guarantor is not, and after giving effect to the offering and sale of the Securities, will not be, required to register as an “investment company” as such term is defined in the 1940 Act, as amended.

(21)                          Reserve Engineers.  Cawley, Gillespie & Associates, Inc. (“CG&A”), a reserve engineer that prepared reserve reports on estimated net proved oil and natural gas reserves held by the Company and its predecessors as of December 31, 2012 and December 31, 2011, was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its predecessors.  Netherland, Sewell & Associates, Inc. (“NSAI”), a reserve engineer that prepared reserve reports on estimated net proved oil and natural gas reserves held by the Company as of December 31, 2013, was, as of the date of preparation of such reserve report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.  The information contained in the General Disclosure Package and the Prospectus regarding estimated proved reserves is based upon the reserve reports prepared by CG&A and NSAI.  The information provided to CG&A and NSAI by the Company, including, without limitation, information as to production, costs of operation and development, current prices for production and agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates the reports were made.  Such information was provided to CG&A and NSAI in accordance with all customary industry practices.

(22)                          Reserve Reports.  The reserve reports prepared by CG&A and NSAI setting forth the estimated proved reserves attributed to the oil and gas properties of the Company accurately reflect in all material respects the ownership interests of the Company, its subsidiaries and its predecessors in the properties therein.  Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the General Disclosure Package and the Prospectus, the Company and the Guarantors are not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the General Disclosure Package or the Prospectus and reserve reports; and estimates of such reserves and present values as described in the General Disclosure Package or the Prospectus and reflected in the reserve reports comply in all material respects with the applicable requirements of Regulation S-X.

(23)                          Environmental Laws.  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.  Except as described in the General Disclosure Package and the Prospectus, none of the Company or its subsidiaries anticipates any material capital expenditures for fiscal years 2014 and 2015 required by Environmental Laws.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(24)                          Registration Rights.  Except for (i) the registration rights agreement, dated as of December 23, 2010, among the Company, Project Black Bear LP, Her Majesty the Queen in Right of Alberta and other parties thereto and (ii) the registration rights agreement, dated as of July 8, 2014 by and between DJ Resources, LLC, a Delaware limited liability company (“DJ Resources”) and the Company pursuant to that certain Purchase Agreement dated May 21, 2014, by and between DJ Resources, Bonanza Creek

Energy Operating Company, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and the Company, as amended, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Securities offered pursuant to the Prospectus.

(25)                          Anti-Corruption.  Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the Company’s knowledge, any employee, affiliate, agent or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and enforce policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(26)                          Anti-Money Laundering.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s or any Guarantor’s knowledge, threatened.

(27)                          Economic Sanctions.  (i)  Neither the Company nor any of its subsidiaries, nor any director or officer, nor, to the Company’s or any Guarantor’s knowledge, any other employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria, “Sanctioned Countries”); (ii) for the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions; and (iii) the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of (A) funding or facilitating any activities or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (B) funding or facilitating any activities of or business in any Sanctioned Country or (C) funding any other activity that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(28)                          Subsequent Events.  Subsequent to the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long term debt of the Company and its subsidiaries, except in each case as described in each of the General Disclosure Package and the Prospectus, respectively.

(29)                          Title to Property.  The Company and its subsidiaries have (i) good and defensible title to all of the interests in oil and gas properties underlying the Company’s estimates of its net proved reserves contained in the General Disclosure Package and the Prospectus and (ii) good and marketable title to all other real and personal property reflected in the General Disclosure Package and the Prospectus as assets owned by them, in each case free and clear of all liens, encumbrances and defects except such as (x) are described in the General Disclosure Package and the Prospectus, (y) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations or (z) would not have a Material Adverse Effect.  Any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; and the working interests derived from oil, gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Company or its subsidiaries reflect in all material respects the rights of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property in the manner contemplated by the General Disclosure Package and the Prospectus, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or other property interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.  With respect to interests in oil and gas leases obtained by or on behalf of the Company or its subsidiaries that have not yet been drilled or included in a unit for drilling, the Company or its subsidiaries have carried out such title investigations in accordance with the practices customary in the oil and gas industry in the areas in which the leased properties are located.

(30)                          Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(31)                          Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the General Disclosure Package and the Prospectus, or, to the knowledge of the Company or any Guarantor, is imminent except for any such dispute that would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any Guarantor is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.

(32)                          Insurance.  The Company and each of its subsidiaries, on a consolidated basis, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the General Disclosure Package and the Prospectus.

(33)                          Possession of Licenses and Permits.  The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses in the manner contemplated by the General Disclosure Package and the Prospectus, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, except as described in the General Disclosure Package and the Prospectus; and the Company does not reasonably expect any future inability to acquire such permits as are necessary to conduct its business in the manner contemplated by the General Disclosure Package and the Prospectus.

(34)                          Internal Controls; Disclosure Controls.  The Company and each of its subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the 1934 Act).  Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it will be required to file or submit under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(35)                          Financial Statements.  The financial statements included in the General Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the schedules included in the General Disclosure Package and the Prospectus present fairly the information required to be stated therein; and except as included in the General Disclosure Package and the Prospectus, no other financial statement or supporting schedules are required to be included or incorporated by reference therein.

(36)                          Tax Filings.  The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency that could reasonably be expected to be determined adversely to the Company or its subsidiaries and that could reasonably be expected to have) a Material Adverse Effect.

(37)                          Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the 1933 Act.

(b)                                 Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or such subsidiary to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)                                 The Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each of the Guarantors agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each of the Guarantors, the aggregate principal amount of Securities set forth opposite such Underwriter’s name in Exhibit A hereto plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, in each case at a price equal to 98.0333% of the principal amount thereof.  Neither the Company nor the Guarantors will be obligated to deliver any of the Securities except upon payment of all of the Securities to be purchased as provided herein.

(b)                                 Payment.  Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on July 18, 2014 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  RBC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)                                  Delivery of Securities.  The Company shall make one or more global certificates (collectively, the “Global Securities”) representing the Securities available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date and, on or prior to the Closing Date, the Company shall deliver the Global Securities to DTC or to the Trustee, acting as custodian for DTC, as applicable.  Delivery of the Securities to the Underwriters on the Closing Date shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

(d)                                 Appointment of QIU.  The Company hereby confirms its engagement of Capital One Securities, Inc. (“Capital One”) as, and Capital One hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 with respect to the offering and sale of the Securities and, in acting as such “qualified independent underwriter,” Capital One agrees to undertake the legal responsibilities and liabilities of an underwriter under the 1933 Act, specifically including those inherent in Section 11 thereof.  Capital One, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

SECTION 3.  Covenants of the Company and the Guarantors.  The Company and the Guarantors, jointly and severally, covenant with each Underwriter as follows:

(a)         Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and will notify the Representative immediately, and confirm the notice in writing, (i) when the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representative with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representative with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representative or counsel for the Underwriters shall reasonably object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.  The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(b)         Filing of Amendments.  The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.  The Company will give the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time. The Company will give the Representative notice of its intention to make any such filing from and after the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)          Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)         Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.  Each preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)           “Blue Sky” and Other Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g)          Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)         Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)             Restriction on Sale of Securities. From and including the date of this Agreement through and including the 60th day after the date of this Agreement, the Company and the Guarantors will not, without the prior written consent of RBC, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by the Company or any Guarantor (other than the Securities issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by the Company.

(j)            Reporting Requirements.  The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k)         Preparation of Prospectus.  Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), the Prospectus.

(l)             Pricing Term Sheet.  The Company will prepare a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit D and otherwise in form and substance satisfactory to the Representative, and shall file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business on the business day following the date hereof; provided that the Company shall furnish the Representative with copies of any such Pricing Term Sheet and will not use or file any such document to which the Representative or counsel to the Underwriters shall object.

(m)     DTC.  The Company and the Guarantors will use their best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(n)         No Stabilization.  The Company, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Securities.

(o)         New Registration Statement.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any of the Securities remains unsold by the Underwriters, the Company will, upon at least 30 days advance written notice from the Representative prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Securities, and notify the Representative when such filing has been made.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new registration statement relating to the Securities, and notify the Representative when such filing has been made and use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will furnish the Representative with copies of any such new registration statement a reasonable amount of time prior to such proposed filing and, notwithstanding the foregoing provisions of this paragraph, will not file any such proposed registration statement to which the Representative or counsel for the Underwriters shall object.  In any such case, the Company will take all other action as is necessary or appropriate to permit the public offering and sale of the Securities to continue from and after the Renewal Deadline as contemplated in the expired registration statement relating to the Securities.  References in this Agreement to the “Registration Statement” shall include any such new registration statement from and after the time it is filed with the Commission, mutatis mutandis.

(p)         Transaction Documents.  The Company and the Guarantors will do and perform all things required or necessary to be done and performed by them prior to the Closing Date pursuant to the Transaction Documents, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Securities.

SECTION 4.  Payment of Expenses.

(a)                                 Expenses.  The Company and the Guarantors, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the General Disclosure Package, the Registration Statement and any amendments or supplements to any of the foregoing (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of each of the Transaction Documents and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to the Underwriters, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company and the Guarantors, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto and the reasonable fees and disbursements of special Canadian counsel for the Underwriters in connection with the preparation of any Canadian “wrapper”, (vi) the preparation, printing, filing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Transaction Documents, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) all fees charged by any rating agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC and (xi) all travel expenses of each Underwriter and the Company’s officers and employees and any other expenses of each Underwriter and the Company in connection with attending or hosting meetings with prospective purchasers of the Securities, and expenses associated with any electronic road show, provided, however, that the Underwriters will pay for 50% of the costs and expenses of any chartered flight, except for flights on which there is no representative of the Underwriters.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii)(A), Section 9(a)(v) or Section 10 hereof, the Company and the Guarantors, jointly and severally, will reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, neither the Company nor the Guarantors will be obligated to reimburse any defaulting Underwriter for any out-of-pocket expenses.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy, on the date hereof and at the Closing Date, of the representations and warranties of the Company and the Guarantors contained in this Agreement, or in certificates signed by any officer of the Company, any Guarantor or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Representative or counsel for the Underwriters, to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)         Effectiveness of Registration Statement.  The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated (including any proceeding under Section 8A of the 1933 Act) or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.  The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representative of such timely filings.

(b)         Opinion of Counsel for Company and the Guarantors.  At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Mayer Brown LLP, counsel for the Company and the Guarantors (“Company Counsel”), addressed to the Underwriters and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit F-1 hereto and to such further effect as the Representative may reasonably request.

(c)          General Counsel Opinion.  At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of Christopher I. Humber, Senior Vice President, General Counsel and Secretary of the Company (the “General Counsel”), addressed to the Underwriters and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit F-2 hereto and to such further effect as the Representative may reasonably request.

(d)         Opinion of Counsel for Underwriters.  At the Closing Date, the Representative shall have received the favorable letter, dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Indenture, the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representative may reasonably request.

(e)          Officers’ Certificate.  At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.  At the Closing Date, the Representative shall have received a certificate, signed on behalf of the Company and each Guarantor, by the Interim President or the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or any executive or senior vice president, or any other person with an office equal to or greater than any of the foregoing, of the Company and each Guarantor, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose (including any proceeding under Section 8A of the 1933 Act) have been instituted or are pending or, to the knowledge of the Company or the Guarantors, are contemplated by the Commission and the Commission has not notified the Company or any Guarantor of any objection to the use of the form of the Registration Statement, and to the effect set forth in Section 5(l) below.

(f)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from Hein & Associates LLP (“Hein”)

a letter addressed to the Underwriters, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(g)          Bring-down Comfort Letter.  At the Closing Date, the Representative shall have received from Hein a letter addressed to the Underwriters, dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(h)         Reserve Engineer Letter of CG&A. At the time of the execution of this Agreement, the Representative shall have received from CG&A a letter addressed to the Underwriters, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in reserve engineer letters to underwriters with respect to the oil and gas reserve information of the Company and the Guarantors as of December 31, 2012 and December 31, 2011 contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(i)             Bring-down Reserve Engineer Letter of CG&A. At the Closing Date, the Representative shall have received from CG&A a letter addressed to the Underwriters, dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date no more than three business days prior to the Closing Date.

(j)            Reserve Engineer Letter of NSAI.  At the time of the execution of this Agreement, the Representative shall have received from NSAI a letter addressed to the Underwriters, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in reserve engineer letters to underwriters with respect to the oil and gas reserve information of the Company and the Guarantors as of December 31, 2013 contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(k)         Bring-down Reserve Engineer Letter of NSAI.  At the Closing Date, the Representative shall have received from NSAI a letter addressed to the Underwriters,

dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date no more than three business days prior to the Closing Date.

(l)             No Downgrade.  There shall not have occurred, on or after the date of this Agreement and prior to the Closing Date, any downgrading in the rating of any debt securities of or guaranteed by the Company, any preferred stock of the Company or any debt securities, preferred stock or trust preferred securities of any subsidiary or subsidiary trust of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities, preferred stock or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities, preferred stock or other securities has been placed on negative outlook.

(m)     No Objection.  Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements

(n)         DTC Eligibility.  The Securities shall be eligible for clearance and settlement through DTC.

(o)         Transaction Documents.  The Company, the Guarantors and the other parties thereto shall have executed and delivered each of the Transaction Documents and shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

(p)         Solvency Certificate.  The Company shall have furnished to the Underwriters a certificate, dated as of the Closing Date, of the Chief Financial Officer of the Company as to the Solvency of the Company and the Guarantors following the consummation of the transactions.

(q)         Additional Documents.  At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representative or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company or any Guarantor in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative.

(r)            Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and the Guarantors at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19 and 20 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6.  Indemnification.

(a)                                 Indemnification by the Company and the Guarantors. (1)                        The Company and each Guarantor agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, agents, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433) or “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of, or pursuant to a judgment or other disposition in, any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Guarantors; and

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information about any Underwriter furnished to the Company or any Guarantor by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(2)                                 In addition to and without limitation of the obligation of the Company and the Guarantors to indemnify Capital One in its capacity as an Underwriter, the Company and the Guarantors also agree, jointly and severally, to indemnify and hold harmless the QIU, its affiliates, and its and their officers, directors, employees, agents, partners and members and each person, if any, who controls the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of or in connection with the QIU’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 (“Rule 5121”) in connection with the offering of the Securities;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or of any claim whatsoever based upon or arising out of or in connection with the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering of the Securities; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the QIU), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental body or agency, commenced or threatened, or any claim whatsoever based upon or arising out of or in connection with the QIU’s participation as “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering of the Securities, to the extent any such expense is not paid under (i) or (ii) above, provided, however, that neither the Company nor any of the Guarantors shall be liable to the extent that any such loss, liability, claim, damage or expense results from the gross negligence or willful misconduct of the QIU, its affiliates, and its and their officers, directors, employees, agents, partners and members and each person, if any, who controls the QIU.

(b)                                 Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, their respective officers, directors, employees and agents, including each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense equivalent to that described in the indemnity contained in subsection (a)(1)  of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company or any Guarantor by such Underwriter through the Representative expressly for use therein.  The Company and the Guarantors hereby acknowledge and agree that the information furnished to the Company and Guarantors by the Underwriters through the Representative expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting; Conflicts of Interest” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the fourth paragraph under such caption, (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the eleventh and twelfth paragraphs under such caption (but only insofar as such information concerns the Underwriters) and (iii) the information regarding market making by the Underwriters appearing in the third sentence of the tenth paragraph under such caption.

(c)                                  Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder; provided, however, that the failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses); provided, further, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability that it may have to such indemnified party otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying similarly notified, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to Section 6 that the indemnifying party may designate in such proceeding and shall pay the costs and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own separate counsel, but the fees and expenses of such separate counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of (a) more than one separate firm (in addition to any local counsel) for all indemnified parties referred to in Section 6(a)(1) above and one separate firm (in addition to local counsel) for the QIU referred to in Section 6(a)(2) above, and (b) more than one separate firm (in addition to any local counsel) for all indemnified parties referred to in Section 6(b) above, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter and the other indemnified parties referred to in Section 6(a)(1) above shall be designated in writing by RBC; any such separate firm for the QIU and the other indemnified parties referred to in Section 6(a)(2) above shall be designated in writing by the QIU; and any such separate firm for the Company, the Guarantors and the other indemnified parties referred to in Section 6(b) above shall be designated in writing by the Company.

(d)                                 No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement or notified the indemnified party in writing that it is disputing in good faith all or any non-reimbursed portion of the fees and expenses included in such request.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that the QIU will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Securities.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate, officer, director, employee, agent, partner and member of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter; and each affiliate, officer, director, employee, agent, partner and member of the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the QIU; and each director, officer, employee and agent of the Company and of each Guarantor, including each officer of the Company and of each Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company, or such subsidiary) and delivered to the Representative or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, its affiliates, and any of their officers, directors, employees, partners, members or agents, or any person controlling any Underwriter, or by or on behalf of the Company, any Guarantor, any officer, director or employee of the Company or any Guarantor, any person controlling the Company, or by or on behalf of the QIU, any officer, director, employee, partner, member or agent of the QIU, or any person controlling the QIU, and shall survive delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.

(a)                                 Termination; General.  RBC may terminate this Agreement, by notice to the Company and the Guarantors, at any time on or prior to the Closing Date (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of RBC, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities, or (iii) (A) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (B) if trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company or any Guarantor, any preferred stock of the Company or any Guarantor or any debt securities, preferred stock or trust preferred securities of any subsidiary or subsidiary trust of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any Guarantor or any such debt securities, preferred stock or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any Guarantor or any such debt securities, preferred stock or other securities has been placed on negative outlook.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters(c)      .  If one or more of the Underwriters shall fail at the Closing Date to purchase the aggregate principal amount of Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 36-hour period, then:

(i)                                     if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any of the Company or the Guarantors (except for payment of expenses as set forth in Section 4) or on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices.  All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of any such fax to be confirmed by telephone).  Notices to the Underwriters shall be directed to the Representative at RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 9th Floor, New York, New York 10281, Attention: High Yield Capital Markets (fax: (212) 858-8337); notices to the QIU shall be directed to the QIU at Capital One Securities, Inc., 201 St. Charles Ave., Suite 1830, New Orleans, Louisiana, Attention: Compliance); and notices to the Company or any Guarantor shall be directed to it at 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: General Counsel, fax no. (720) 305-0804 (with such fax to be confirmed by telephone to (720) 440-6100).

SECTION 12.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and the QIU and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Guarantors and the QIU and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Guarantors and the QIU and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.  Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.  Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Agreement” means this Underwriting Agreement.

“Applicable Time” means 4:00 p.m. (New York City time) on July 15, 2014 or such other time as agreed by the Company and the Representative.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Exchange Act Reports” means all documents filed under the 1934 Act by the Company.

“Existing Credit Agreement” means the Credit Agreement, dated as of March 29, 2011, among the Company, KeyBank National Association (as successor in interest to BNP Paribas), as administrative agent and as issuing lender, and the other lenders party thereto, as amended by Amendment No. 1 dated as of April 29, 2011, Amendment No. 2 & Agreement dated as of September 15, 2011, the Resignation, Consent and Appointment Agreement and Amendment Agreement dated as of April 6, 2012, Amendment No. 3 & Agreement dated as of May 8, 2012, Amendment No. 4 dated as of July 31, 2012, Amendment No. 5 dated as of October 30, 2012, Amendment No. 6 dated as of March 29, 2013, Amendment No. 7 dated as of May 16, 2013, and Amendment No. 8 dated as of November 6, 2013 and Amendment No. 9 dated as of May 14, 2014, as amended, supplemented or restated, if applicable, and in each case including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles in the United States.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit E hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“NYSE” means the New York Stock Exchange.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act.  The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Company’s registration statement on Form S—3 (Registration No. 333-197413) as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 424(b)” “Rule 430B,” and “Rule 433” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Subject Instruments” means the Existing Credit Agreement and the Indenture.

“Transaction Documents” means this Agreement, the Indenture and the Securities, collectively.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representative or the Underwriters.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 16.  Permitted Free Writing Prospectuses.  The Company and each Guarantor represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representative, it will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company, the Guarantors and the Representative, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required, in the case of any Underwriters, to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the Commission; provided that the prior written consent of the Company and the Representative shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit E hereto and any electronic road show in the form previously provided by the Company to and approved by the Representative.  Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit E hereto are Permitted Free Writing Prospectuses.

SECTION 17.  Absence of Fiduciary Relationship.  The Company and each Guarantor acknowledges and agrees that:

(a)                                 each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Guarantors, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company or any Guarantor on other matters (it being understood that in any event that no Underwriter shall be deemed to have provided legal, accounting or tax advice to the Company, any Guarantor or any of their respective subsidiaries);

(b)                                 the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company and the Guarantors following discussions and arms-length negotiations with the Representative;

(c)                                  they are capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)                                 they are aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e)                                  the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate; and

(f)                                   they waive, to the fullest extent permitted by law, any claims they may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to them in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on their behalf or in right of them or the Company, the Guarantors or any stockholders, employees or creditors of Company or any Guarantor.

SECTION 18.  Research Analyst Independence and Other Activities of the Underwriters.  The Company and the Guarantors acknowledge that the Underwriters’ research analysts and research departments are required to be independent from, and not influenced by, their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the Guarantors and/or the Offering that differ from the views of their respective investment banking divisions.  The Company and the Guarantors hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or the Guarantors may have against the Underwriters arising from the fact that the views expressed by their research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by such Underwriters’ investment banking divisions.  The Company and the Guarantors also acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers, may make recommendations and provide other advice, and may hold long or short positions in debt or equity securities of, or derivative products related to, the companies that may be the subject of the transactions contemplated by this Agreement and the Company and the Guarantors hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or the Guarantors may have against the Underwriters with respect to any such other activities.

SECTION 19.  Waiver of Jury Trial.  The Company, the Guarantors and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20.  Consent to Jurisdiction.  The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and the Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Guarantors and the QIU in accordance with its terms.

Very truly yours,

THE COMPANY

BONANZA CREEK ENERGY, INC.

By	/s/ Marvin M. Chronister
	Name:	Marvin M. Chronister
	Title:	Interim President and Chief Executive Officer

THE GUARANTORS

BONANZA CREEK ENERGY OPERATING COMPANY, LLC

By	/s/ Marvin M. Chronister
	Name:	Marvin M. Chronister
	Title:	Interim President and Chief Executive Officer

BONANZA CREEK ENERGY RESOURCES, LLC

By	/s/ Marvin M. Chronister
	Name:	Marvin M. Chronister
	Title:	Interim President and Chief Executive Officer

BONANZA CREEK ENERGY MIDSTREAM, LLC

By	/s/ Marvin M. Chronister
	Name:	Marvin M. Chronister
	Title:	Interim President and Chief Executive Officer

Signature Page to the Underwriting Agreement

BONANZA CREEK ENERGY UPSTREAM LLC

By	/s/ Marvin M. Chronister
	Name:	Marvin M. Chronister
	Title:	Interim President and Chief Executive Officer

HOLMES EASTERN COMPANY, LLC

By	/s/ Marvin M. Chronister
	Name:	Marvin M. Chronister
	Title:	Interim President and Chief Executive Officer

Signature Page to the Underwriting Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

By:	RBC CAPITAL MARKETS, LLC

By	/s/ Scott Schlossel
Authorized Signatory

For itself and as Representative of the Underwriters named in Exhibit A hereto.

By:	CAPITAL ONE SECURITIES, INC.

By	/s/ Pierre Connor
Authorized Signatory

As qualified independent underwriter

Signature Page to the Underwriting Agreement

EXHIBIT A

Name of Underwriter	Principal Amount of Securities
RBC Capital Markets, LLC	$76,272,000
Wells Fargo Securities, LLC	$38,137,000
J.P. Morgan Securities LLC	$38,137,000
KeyBanc Capital Markets Inc.	$30,508,000
BMO Capital Markets Corp.	$30,508,000
BBVA Securities Inc.	$15,203,000
IBERIA Capital Partners L.L.C.	$15,203,000
Scotia Capital (USA) Inc.	$15,203,000
SG Americas Securities, LLC	$15,203,000
Capital One Securities, Inc.	$4,271,000
Global Hunter Securities, LLC	$4,271,000
Mitsubishi UFJ Securities (USA), Inc.	$4,271,000
Sterne, Agee & Leach, Inc.	$4,271,000
SunTrust Robinson Humphrey, Inc.	$4,271,000
U.S. Bancorp Investments, Inc.	$4,271,000

Total	$300,000,000

A-1

EXHIBIT B

GUARANTORS

•                  Bonanza Creek Energy Operating Company, LLC

•                  Bonanza Creek Energy Resources, LLC

•                  Bonanza Creek Energy Midstream, LLC

•                  Bonanza Creek Energy Upstream, LLC

•                  Holmes Eastern Company, LLC

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EXHIBIT C

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Formation	Names of General Partners/Managing Members
Bonanza Creek Energy Operating Company, LLC	DE	Bonanza Creek Energy, Inc.
Bonanza Creek Energy Resources, LLC	DE	Marvin M. Chronister and Gary A. Grove
Bonanza Creek Energy Midstream, LLC	DE	Marvin M. Chronister and Gary A. Grove
Bonanza Creek Energy Upstream, LLC	DE	Marvin M. Chronister and Gary A. Grove
Holmes Eastern Company, LLC	DE	Bonanza Creek Energy Operating Company, LLC

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EXHIBIT D

FORM OF PRICING TERM SHEET

Filed pursuant to Rule 433
Registration No. 333-197413
July 15, 2014

BONANZA CREEK ENERGY, INC.
Pricing Term Sheet
$300,000,000 5.75% Senior Notes due 2023

Pricing Term Sheet dated July 15, 2014 to the Preliminary Prospectus Supplement dated July 15, 2014 (the “Preliminary Prospectus Supplement”) of Bonanza Creek Energy, Inc. (the “Company”).  The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement.  Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given them in the Preliminary Prospectus Supplement.

Issuer	Bonanza Creek Energy, Inc.

Title of Securities	5.75% Senior Notes Due 2023 (the “Notes”)

Aggregate Principal Amount	$300,000,000

Gross Proceeds	$300,000,000 (before deducting the underwriters’ discount and commissions and estimated offering expenses of the Company)

Distribution	Registered

Maturity Date	February 1, 2023

Issue Price	100.00%, plus accrued interest, if any, from July 18, 2014 to the date of settlement

Coupon	5.75%

Yield to Maturity	5.75%

Spread to Benchmark Treasury	+337 basis points

Benchmark Treasury	UST 1.625% due November 15, 2022

Interest Payment Dates	Each August 1 and February 1, commencing February 1, 2015

Record Dates	July 15 and January 15 of each year

Trade Date	July 15, 2014

Settlement Date	July 18, 2014 (T+3)

Optional Redemption

On or after the following dates and at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest on the Notes redeemed during the periods indicated below:

	Date	Percentage
	August 1, 2018	102.875%
	August 1, 2019	101.438%
	August 1, 2020 and thereafter	100.000%

Optional Redemption with Equity Proceeds	Up to 35% at 105.75% prior to August 1, 2017

Make-Whole Redemption	Make-whole redemption at the Applicable Premium (based on present value discounted at T + 50 basis points) prior to August 1, 2018

D-1

Change of Control	101% plus any accrued and unpaid interest

Joint Book-Running Managers	RBC Capital Markets, LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and BMO Capital Markets Corp.

Co-Managers

BBVA Securities Inc., IBERIA Capital Partners L.L.C., Scotia Capital (USA) Inc., SG Americas Securities, LLC, Capital One Securities, Inc., Global Hunter Securities, LLC, Mitsubishi UFJ Securities (USA), Inc., Sterne, Agee & Leach, Inc., SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc.

CUSIP / ISIN Numbers	CUSIP: 097793 AC7 ISIN: US097793 AC78

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

The Company has filed a registration statement (including a base prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC). Before you invest, you should read the prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281, Attn: Prospectus Department, or by telephone at 1-800-280-1299 or by email at syndicateops2@rbc.com; Wells Fargo Securities, LLC at 550 South Tryon Street, 7th Floor, MAC D1086-070, Charlotte, NC, 28202, or via phone at 1-800-326-5897, or by email at cmclientsupport@wellsfargo.com; J.P. Morgan Securities LLC, Attn: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at (866) 803-9204; KeyBanc Capital Markets Inc., Attn: Prospectus Delivery Department, 127 Public Square, 4th Floor, Cleveland, OH 44114 or by telephone at 1-800-859-1783; or BMO Capital Markets Corp., Attn: Maya Patel, High Yield Syndicate, 3 Times Square, New York, NY 10036, or by telephone at 1-212-702-1882 or by email at maya.patel@bmo.com.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or notices that may appear on this Pricing Term Sheet below the text of this legend are not applicable to this Pricing Term Sheet and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another e-mail system.

D-2

EXHIBIT E

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1.                                      Pricing Term Sheet containing the terms of the Securities, substantially in the form of Exhibit D hereto.

E-1